UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

July 20th, 2018
Date of Report (Date of earliest event reported)

REGI U.S., INC.
(Exact Name of Registrant as Specified in Its Charter)

Oregon	000-23920	91-1580146
(State or Other Jurisdiction of	Commission	(I.R.S. Employer
Incorporation or Organization)	File Number	Identification No.)

7520 N. Market St. Suite 10, Spokane, WA	99217
(Address of Principal Executive Offices)	(Zip Code)

(509) 474-1040
Registrant’s telephone number, including area code

NA

(Former Name or former Address, if Changed Since Last Report)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Susanne Robertson, elected to the Board of Directors at the Annual Meeting on April 30th, 2018, has given notice that she is unable to continue in her role as a Board Member for personal and family reasons.

Her notice of resignation is effective July 20th, 2018. There was no known disagreement with Mrs. Robertson regarding our operations, policies, or practices.

Effective immediately a total of three members are on the Company’s Board of Directors, comprised of Mr. Paul W. Chute, Mr. Michael Urso and Mr. Paul L. Porter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGI U.S., Inc.

Date: July 23, 2018	By:	/s/ “Michael Urso”
Michael Urso Chief Executive Officer